Hong Kong Highpower Technology Reports Second Quarter 2010 Financial Results

New York & Shenzhen., – August 12, 2010 – Hong Kong Highpower Technology, Inc. (NasdaqGM: HPJ), a developer, manufacturer and marketer of nickel-metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products, today announced financial results for the second quarter ended June 30, 2010.

Financial and Business Highlights

•	Recorded $28.9 million in net sales for second quarter 2010, a 88% increase year-over-year, and 43% increase sequentially;
•	Achieved gross profit of $5.4 million for second quarter 2010, compared to $3.1 million in second quarter 2009;
•	Earned net income of $0.12 per diluted share for second quarter 2010, a 71% increase over the second quarter of 2009;
•	Debt-to-capital ratio remained healthy consistent with prior quarter;
•	Formed Springpower International, a research & development unit for advanced high performance battery materials and clean energy materials.

“Our business trends in the second quarter clearly indicate that the overall level of demand for our battery products remains healthy,” said Mr. George Pan, Chairman and Chief Executive Officer of Hong Kong Highpower Technology.  “Our ability to deliver strong second quarter results in the face of a slow and gradual macro economic recovery signifies that we are taking the right steps and executing well on our strategy to be a leading, profitable, eco-friendly focused, world battery player.”

Mr. Henry Ngan, Chief Financial Officer of Hong Kong Highpower Technology, added, “We produced another solid quarter of results.  We are now six months through FY 2010, and our sales and profitability are tracking well ahead of 2009 levels.  Therefore, we remain optimistic that we can achieve greater levels of sales and profitability in FY 2010 in comparison to last year’s full year results.”

Second Quarter 2010 Financial Results

Net sales for the second quarter ended June 30, 2010 totaled $28.9 million, a year-over-year increase of 88% compared with $15.4 million for the second quarter ended June 30, 2009.  The increase in sales for the second quarter was primarily due to increased orders from customers and contribution from the New Material business started in the first quarter 2010.

Second quarter 2010 gross profit increased 76% to $5.4 million, compared with $3.1 million for the second quarter 2009.  Gross margin was 18.6% for the second quarter 2010, compared with 19.9% for the second quarter 2009.  The increase year-over-year in gross profit for the second quarter 2010 was primarily due to growth in volume of units sold.

Selling and distribution costs were $1.1 million for the second quarter 2010, compared with $0.6 million for the comparable period in 2009.  The increase in selling and distribution costs is mainly related to the expansion of our salesforce.

General and administrative expenses, including stock-based compensation, were $2.2 million or 7.5% of net sales for the second quarter 2010, compared to $1.0 million, or 6.8% of net sales for the second quarter 2009.

The Company reported a loss on the exchange rate difference between the U.S. Dollar (“USD”) and the Renminbi (“RMB”) of $130,000 for the second quarter ended June 30, 2010.  This compares with losses on the exchange rate difference of $23,000 for the second quarter 2009.

The Company recorded a provision for income taxes of $360,600 for the second quarter 2010, compared with provisions for income taxes of $228,800 for the second quarter 2009.

Net income for the second quarter of 2010 was $1.6 million or $0.12 per diluted share, based on 13.7 million weighted average shares outstanding. This compares with second quarter 2009 net income of $969,000, or $0.07 per diluted share, based on 13.8 million weighted average shares outstanding, which resulted in an increase in diluted EPS of 71% year-over-year.

Balance Sheet

At June 30, 2010, Hong Kong Highpower Technology had cash and cash equivalents and restricted cash totaling $10.2 million, total assets of $65.5 million, working capital of $8.2 million and stockholders’ equity of $24.3 million.  Bank credit facilities totaled $35.0 million at June 30, 2010, of which $18.8 million was available as unused credit.

Conference Call and Webcast

Management of Hong Kong Highpower Technology will host a conference call today, Thursday, August 12, 2010 at 8:00 a.m. Pacific time/11:00 a.m. Eastern time to discuss second quarter 2010 financial results and answer questions.

Individuals interested in participating in the conference call may do so by dialing 888-799-5026 from the U.S., or 973-409-9693 from outside the U.S and referencing the reservation code 92195662. Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company's Web site at www.haopengbattery.com or www.InvestorCalendar.com.

A telephone replay will be available for 48 hours following the conclusion of the call by dialing 800-642-1687 from the U.S., or 706-645-9291 from outside the U.S., and entering reservation code 73021825. A webcast replay will be available for one year.

About Hong Kong Highpower Technology, Inc.

Hong Kong Highpower Technology develops, manufactures and markets rechargeable nickel metal hydride (Ni-MH) and lithium-ion (Li-ion) batteries and related products for use in a variety of electronic devices. The majority of Hong Kong Highpower Technology’s products are distributed worldwide to markets in the United States, Europe, China, Hong Kong, Southeast Asia and Taiwan. For more information, visit www.haopengbattery.com.

To be added to the Company’s email distribution for future news releases, please send your request to HPJ@finprofiles.com. Company news can also be found at http://ir.haopengbattery.com/en/introduce028.html.

Media and Investor Inquiries:
Henry H. Ngan
Chief Financial Officer
+1-917-887-0614
ir@highpowerbatteries.net

Financial Profiles, Inc.
Tricia Ross
(916) 939-7285
HPJ@finprofiles.com

Forward-Looking Statement

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

  – financial tables to follow –

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in US Dollars)

	Three months ended June 30,
	2010	2009
	(Unaudited)	(Unaudited)
	$	$

Net sales	28,978,114	15,445,484
Cost of sales	(23,578,703)	(12,371,676)

Gross profit	5,399,411	3,073,808
Depreciation	(69,719)	(68,075)
Selling and distributing costs	(1,110,448)	(580,458)
General and administrative costs, including stock-based compensation	(2,168,103)	(1,046,340)
Loss on exchange rate difference	(130,130)	(22,865)

Income from operations	1,921,011	1,356,070
Change in fair value of currency forwards	-	(21,510)
Other income	126,026	21,774
Interest expenses	(101,111)	(39,377)
Other expenses	-	(119,549)

Income before taxes	1,945,926	1,197,408
Income taxes	(360,579)	(228,752)

Net income for the period	1,585,347	968,656

Earnings per share of common stock
- Basic	0.12	0.07
- Diluted	0.12	0.07

Weighted average number of common stock
- Basic	13,582,106	13,762,217
- Diluted	13,732,096	13,812,547

HONG KONG HIGHPOWER TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Stated in US Dollars)

	As of
	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
	$	$
ASSETS
Current Assets :
Cash and cash equivalents	3,548,525	2,967,586
Restricted cash	6,683,776	5,478,418
Accounts receivable	18,888,393	14,896,503
Notes receivable	860,786	596,795
Prepaid expenses and other receivables	4,345,588	2,366,734
Inventories	15,017,272	10,633,566

Total Current Assets	49,344,340	36,939,602
Plant and equipment, net	12,118,022	10,284,873
Leasehold land, net	2,987,656	3,019,509
Intangible asset, net	825,000	850,000
Investment securities	52,725	52,732
Investment in an associate	142,515	-

TOTAL ASSETS	65,470,258	51,146,716

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities :
Non-trading foreign currency derivatives liabilities	11,039	11,041
Accounts payable	19,969,317	10,738,714
Other payables and accrued liabilities	4,456,429	3,563,308
Income taxes payable	589,804	876,739
Bank borrowings	16,151,634	14,787,714

Total Current Liabilities	41,178,223	29,977,516

COMMITMENTS AND CONTINGENCIES

(continued)

HONG KONG HIGHPOWER TECHNOLOGY, INC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(Stated in US Dollars)

	As of
	June 30,	December 31,
	2010	2009
	(Unaudited) $	(Audited) $

STOCKHOLDERS’ EQUITY
Preferred Stock
Par value: $0.0001
Authorized: 10,000,000 shares
Issued and outstanding: none	-	-

Common stock
Par value : $0.0001
Authorized: 100,000,000 shares
Issued and outstanding: 2010 –13,582,106 shares (2009 –13,582,106 shares)	1,358	1,358
Additional paid-in capital	5,155,864	5,065,426
Accumulated other comprehensive income	1,890,208	2,023,858
Retained earnings	17,244,605	14,078,558

TOTAL STOCKHOLDERS’ EQUITY	24,292,035	21,169,200

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	65,470,258	51,146,716

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